                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) _______

                              ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


             New York                                     13-3818954
   (Jurisdiction of incorporation                      (I.R.S. employer
    if not a U.S. national bank)                      identification No.)


        114 West 47th Street                              10036-1532
            New York, NY                                  (Zip Code)
       (Address of principal
         executive offices)

                              ------------------

                         DELCO REMY INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)


             Delaware                                      35-1909253
    (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization)                      identification No.)

          2902 Enterprise Drive
            Anderson, Indiana                                 46013
(Address of principal executive offices)                    (Zip Code)


                              ------------------
                              % Senior Notes Due
                      (Title of the indenture securities)

                ==============================================

                                    GENERAL



1.  General Information
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
        Federal Deposit Insurance Corporation,  Washington,  D. C.
        New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.


3.  Voting Securities of the Trustee
    --------------------------------

    2,999,020 shares of Common Stock - par value $5 per share


4.  Trusteeships under Other Indentures
    -----------------------------------

    Not applicable.


5.  Interlocking Directorates and Similar Relationships with the Obligor or
    -----------------------------------------------------------------------
    Underwriters
    ------------

    Not applicable.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials
     ----------------------------------------------------------------------

     Not applicable.


7.   Voting Securities of the Trustee Owned by Underwriters or their Officials
     -------------------------------------------------------------------------

     Not applicable.


8.   Securities of the Obligor Owned or Held by the Trustee
     ------------------------------------------------------

     Not applicable.


9.   Securities of Underwriters Owned or Held by the Trustee
     -------------------------------------------------------

     Not applicable.


10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Securities Holders of the Obligor
     -----------------------------------------------

     Not applicable.


11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor
     ----------------------------------------------------------

     Not applicable.


12.  Indebtedness of the Obligor to the Trustee
     ------------------------------------------

     Not applicable.


13.  Defaults by the Obligor
     -----------------------

     Not applicable.


14.  Affiliations with the Underwriters
     ----------------------------------

     Not applicable.

15.  Foreign Trustee
     ---------------

     Not applicable.

16.  List of Exhibits
     ----------------

     T-1.1  --  Organization Certificate, as amended, issued by the State of New
                York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.2 --   Included in Exhibit T-1.1.

     T-1.3 --   Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of September 24,1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of September, 1997.


     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee



By:  /s/JOHN GUILIANO
     -------------------------------
     John Guiliano
     Vice President

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


By:
    --------------------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 June 30, 1997
                                 -------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                        $   83,529

Short-Term Investments                                            259,746

Securities, Available for Sale                                    924,165

Loans                                                           1,437,342
Less:  Allowance for Credit Losses                                 13,779
                                                               ----------
     Net Loans                                                  1,423,563
Premises and Equipment                                             61,515
Other Assets                                                      122,696
                                                               ----------
     Total Assets                                              $2,875,214
                                                               ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                      $  763,075
     Interest Bearing                                           1,409,017
                                                               ----------
         Total Deposits                                         2,172,092

Short-Term Credit Facilities                                      404,212
Accounts Payable and Accrued Liabilities                          132,213
                                                               ----------
     Total Liabilities                                         $2,708,517
                                                               ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                       14,995
Capital Surplus                                                    49,541
Retained Earnings                                                 100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                               1,231
                                                               ----------
Total Stockholder's Equity                                        166,697
                                                               ----------
    Total Liabilities and
     Stockholder's Equity                                      $2,875,214
                                                               ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

August 7, 1997